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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ____________________________________


                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      ____________________________________


        Date of Report (Date of earliest event reported)  January 18, 2006


                           Madison River Capital, LLC
             (Exact Name of Registrant as Specified in Its Charter)




           Delaware                      333-36804             56-2156823
-------------------------------   ----------------------  ------------------

(State or Other Jurisdiction of   Commission File Number    (I.R.S. Employer
 Incorporation or Organization)                           Identification No.)


                             103 South Fifth Street
                          Mebane, North Carolina 27302
          ------------------------------------------------------------

          (Address of Principal Executive Offices, Including Zip Code)

                                 (919) 563-1500
              ----------------------------------------------------

              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
        CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 4.02.  Non-Reliance on Previously Issued Financial Statements or a
              Related Audit Report or Completed Interim Review.

(a)  Preliminary note
     ----------------

    As previously disclosed in a Form 8-K filed on January 20, 2006, the Audit Committee of the Board of Managers of Madison River Capital, LLC (the "Company"), in consultation with management, determined that the Company's consolidated financial statements and other financial information for fiscal years 1998 through 2004 and for the previously issued fiscal year 2005 interim periods should be restated to correct (i) the accounting for certain incentive compensation expenses and (ii) the presentation of telephone plant and equipment on its consolidated balance sheets. In its Form 8-K filed on January 20, 2006, Company also disclosed that it intended to file (i) a Form 10-K/A for the fiscal year ended December 31, 2004, which was to include restated consolidated financial statements for the three years ended December 31, 2004, in addition to the restatement of selected financial data for fiscal years 2001 and 2000, and (ii) a Form 10-Q/A for each of the first three quarters of 2005 restating the financial statements for such periods.

    The following is intended to amend and supplement the Company's 8-K filing of January 20, 2006.

Amended and Supplemental Disclosures
------------------------------------

    Determination not to file a Form 10-K/A for the fiscal year ended
December 31, 2004.   The Company has determined that, in lieu of filing a
Form 10-K/A for the fiscal year ended December 31, 2004 as previously disclosed, it will report the impact of the errors on fiscal years prior to 2005 by restating the affected financial statements and selected financial data in its Form 10-K for the fiscal year ended December 31, 2005, which is due to be filed with the Securities and Exchange Commission on or before March 31, 2006. As previously disclosed in its Form 8-K filed on January 20, 2006, the Company still intends to file, as soon as practicable, a Form 10-Q/A for each of the first three quarters of 2005 to restate its financial statements for such periods.

    Additional Restatements.   On March 29, 2006, during its review of the
Company's financial statements for the fiscal year ended December 31, 2005, the Audit Committee, in consultation with management, determined that the Company's consolidated financial statements for 2004 and 2003 would need to be further restated because adjustments to the Company's minimum pension liability, included in other comprehensive loss, were not recorded net of applicable income tax benefits of approximately $1.3 million in 2003 and $0.3 million in 2004 in accordance with Statement of Financial Accounting Standard No. 130, Reporting Comprehensive Income. The restatement will result in corrections to the consolidated balance sheets, consolidated statements of member's capital and consolidated statements of cash flows for the affected periods, and that there will be no impact to the consolidated statements of operations for either period. The Company plans to report the impact of these errors by restating the affected financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which is due to be filed with the Securities and Exchange Commission on or before March 31, 2006.

    In addition, on March 29, 2006, the Audit Committee, in consultation with management, determined that the Company's condensed consolidated financial statements for the third quarter ended September 30, 2005 should be further restated to record a valuation allowance of approximately $0.7 million to reflect certain deferred tax assets at their net realizable value in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. The deferred tax assets relate to certain state net operating loss carryforwards and the valuation allowance reflects the Company's assessment of its ability to utilize these state loss carryforwards in future periods. This restatement resulted in corrections to the condensed consolidated balance sheets as of September 30, 2005, and the condensed consolidated statements of operations, condensed consolidated statements of member's capital and condensed consolidated statements of cash flows for the three-month and nine-month periods ended September 30, 2005. The Company plans to report the impact of this error by restating the affected financial statements included in its Amendment No. 1 to Form 10-Q/A for the quarterly period ended September 30, 2005 to be filed with the Securities and Exchange Commission as soon as practicable.

    The Company's management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K/A with Ernst & Young LLP, the Company's independent registered public accounting firm.

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                                  SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      MADISON RIVER CAPITAL, LLC


Date:  March 30, 2006              /s/  PAUL H. SUNU
                                  ------------------------------------------

                                  Name:   Paul H. Sunu
                                  Title:  Managing Director, Chief Financial
                                            Officer and Secretary